UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2009

AMERICAN COMMUNITY PROPERTIES TRUST
(Exact name of Registrant as specified in its charter)

Maryland	1-14369	52-2058165
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Smallwood Village Center

St. Charles, Maryland 20602

(Address of principal executive offices) (Zip code)

(301) 843-8600
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On August 26, 2009, American Community Properties Trust (“ACPT”) and American Rental Management Company (“ARMC”) entered into an agreement (the “Agreement”) with Matthew M. Martin in connection with his services as Chief Financial Officer (“CFO”) of ACPT and as an employee of ARMC.  The purpose of the Agreement is to reconfirm Mr. Martin’s terms of employment with ACPT and ARMC and to create additional incentives for Mr. Martin to remain as ACPT’s CFO and as an employee of ARMC.  In summary, the Agreement provides that Mr. Martin will (i) continue to receive an annual base salary of $225,000, (ii) remain eligible to participate in all of ACPT’s benefit plans and programs, as well as receive a car allowance of $500.00 per month and (iii) be entitled to a lump-sum cash payment from ARMC in an amount equal to one-half of Mr. Martin’s then current annual base salary upon termination of his employment by ACPT for any reason other than for “cause” (as such term is defined in the Agreement) or upon his resignation from ACPT with “good reason” (as such term is defined in the Agreement).  The foregoing summary is qualified by reference to the Letter Agreement, which is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

    (d)   Exhibits

    10.1   Agreement, dated as of August 26, 2009, among ACPT, ARMC and Matthew M. Martin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY PROPERTIES TRUST
Date: September 1, 2009	By: /s/ Mathew M. Martin Matthew M. Martin Chief Financial Officer